Exhibit 99.1

Liquidia Corporation Reports First Quarter 2026 Financial Results

•	YUTREPIA® (treprostinil) inhalation powder net product sales of approximately $130 million in the first quarter of 2026
•	More than 4,500 unique patient prescriptions and approximately 3,750 patients treated between launch in June 2025 and April 30, 2026
•	Recorded third consecutive quarter of profitability, with net income of approximately $53 million, adjusted EBITDA of $71 million and an increase in cash and cash equivalents by $32 million compared to the fourth quarter of 2025
•	Actively screening PH-ILD patients in Phase 4 Tyvaso® and Tyvaso DPI® transition study and pivotal Phase 3 Re-Spire study of L606

MORRISVILLE, N.C., May 11, 2026 – Liquidia Corporation (NASDAQ: LQDA), a biopharmaceutical company driven by science and compassion to revolutionize care for patients with challenging respiratory and vascular diseases, today reported financial results for the first quarter ended March 31, 2026. The company will also host a webcast at 8:30 a.m. ET on May 11, 2026, to discuss its financial results and provide a corporate update.

Dr. Roger Jeffs, Liquidia’s Chief Executive Officer, said: “In its third full quarter on the market, YUTREPIA continued to demonstrate sustained uptake in pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD), consistent with its growing adoption as the preferred inhaled prostacyclin of choice. Having initiated additional Phase 4 studies of YUTREPIA and our pivotal Phase 3 Re-Spire study of L606, our focus in 2026 is on making the full benefit of prostacyclin therapy available to more patients who need it, across a broader set of serious pulmonary and vascular diseases where high unmet need remains prevalent.”

YUTREPIA Commercial Launch Highlights (as of April 30, 2026)

•	Received more than 4,500 unique patient prescriptions since launch in June 2025
•	Started approximately 3,750 patients on treatment since launch in June 2025
•	Prescription-to-start conversion remained strong at or above the 85% level as previously reported
•	Increased total number of prescribers to more than 980 since launch
•	Increased the number of prescribers that have prescribed YUTREPIA to at least 5 patients by approximately 25% since end of February to approximately 270

First Quarter 2026 Financial Results

YUTREPIA sales led to the company’s third consecutive quarter of profitability with net income of $52.9 million and positive non-GAAP adjusted EBITDA of $71.2 million in the first quarter of 2026.

Cash and cash equivalents totaled $222.8 million as of March 31, 2026, compared to $190.7 million as of December 31, 2025.

Product sales, net, were $129.9 million for the three months ended March 31, 2026. We began shipping YUTREPIA to our customers in the United States in June 2025, following receipt of full FDA approval for YUTREPIA on May 23, 2025. We did not recognize any revenue from product sales during the three months ended March 31, 2025.

Service revenue, net, was $3.0 million for the three months ended March 31, 2026, compared to $3.1 million for the three months ended March 31, 2025. Service revenue, net was related primarily to the promotion agreement with Sandoz, Inc. pursuant to which we share profits from the sale of Treprostinil Injection in the United States. The decrease of $0.1 million was primarily due to the impact of unfavorable gross-to-net chargeback and managed care adjustments.

Cost of product sales was $11.1 million for the three months ended March 31, 2026. Cost of products sales is related to sales of YUTREPIA. We did not record any cost of product sales during the three months ended March 31, 2025.

Cost of service revenue was $0.8 million for the three months ended March 31, 2026, compared to $1.5 million for the three months ended March 31, 2025. The decrease from 2025 to 2026 reflects a lower allocation of the cost of our commercial field force to Treprostinil Injection resulting from the commercial launch of YUTREPIA in the second quarter of 2025.

Research and development expenses were $12.6 million for the three months ended March 31, 2026, compared to $7.0 million for the three months ended March 31, 2025. The increase of $5.6 million was due primarily due to a $2.5 million increase in clinical expenses for our L606 program, a $1.8 million increase in expenses related to our YUTREPIA research and development activities, and a $1.1 million increase in personnel expenses driven by higher headcount.

Selling, general and administrative expenses were $46.9 million for the three months ended March 31, 2026, compared to $30.1 million for the three months ended March 31, 2025. The increase of $16.8 million was primarily due to an $8.6 million increase in personnel expenses and a $1.7 million increase in stock-based compensation driven by higher headcount, a $7.9 million increase in commercial and consulting expenses to support the commercialization of YUTREPIA, and a $1.0 million increase in facilities and infrastructure expenses. These increases were partially offset by a $3.7 million decrease in legal fees related to our ongoing YUTREPIA-related litigation.

Total other expenses, net was $4.7 million for the three months ended March 31, 2026, compared to $2.9 million for the three months ended March 31, 2025. The increase of $1.8 million was primarily attributable to the higher borrowings under our revenue interest financing agreement with HealthCare Royalty Partners IV, L.P.

Income tax expense was $3.9 million for the three months ended March 31, 2026. We did not recognize any income tax expense during the three months ended March 31, 2025.

Net income for the three months ended March 31, 2026 was $52.9 million, or $0.60 per basic and $0.52 per diluted share, as compared to a net loss of $38.4 million, or $0.45 per basic and diluted share, for the three months ended March 31, 2025.

Webcast Information

Liquidia will host a live webcast at 8:30 a.m. Eastern Time on May 11, 2026, to discuss the first quarter 2026 financial results and corporate update. The webcast will be available on Liquidia's website at https://liquidia.com/investors/events-and-presentations. A rebroadcast of the event will be available and archived for a period of one year at the same location.

About YUTREPIA® (treprostinil) Inhalation Powder

YUTREPIA is an inhaled dry-powder formulation of treprostinil delivered through a convenient, low-effort, palm-sized device. YUTREPIA is indicated for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD) to improve exercise ability. YUTREPIA was designed using Liquidia’s PRINT® technology, which enables the development of drug particles that are precise and uniform in size, shape and composition, and that are engineered for enhanced deposition in the lung following oral inhalation. YUTREPIA was previously referred to as LIQ861 in investigational studies.

About L606 (liposomal treprostinil inhalation suspension)

L606 is an investigational, extended-release formulation of treprostinil administered twice-daily with a next-generation nebulizer. The L606 suspension uses a proprietary liposomal formulation to encapsulate treprostinil which can be released slowly at a controlled rate into the lung, enhancing drug exposure over an extended period of time. L606 is currently being evaluated in an open-label study in the United States for treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD) and is the subject of Re-Spire, a global pivotal placebo-controlled efficacy study for the treatment of PH-ILD.

About Treprostinil Injection

Treprostinil Injection is the first-to-file, fully substitutable generic treprostinil for parenteral administration. Treprostinil Injection contains the same active ingredient, same strengths, same dosage form and same inactive ingredients as Remodulin® (treprostinil) and is offered to patients and physicians with the same level of service and support, but at a lower price than the branded drug. Liquidia PAH promotes the appropriate use of Treprostinil Injection for the treatment of PAH in the United States in partnership with its commercial partner, Sandoz, who holds the Abbreviated New Drug Application (ANDA) with the FDA.

About Pulmonary Arterial Hypertension (PAH)

Pulmonary arterial hypertension (PAH) is a rare, chronic, progressive disease caused by hardening and narrowing of the pulmonary arteries that can lead to right heart failure and eventually death. Currently, an estimated 45,000 patients are diagnosed and treated in the United States. There is currently no cure for PAH, so the goals of existing treatments are to alleviate symptoms, maintain or improve functional class, delay disease progression and improve quality of life.

About Pulmonary Hypertension Associated with Interstitial Lung Disease (PH-ILD)

Pulmonary hypertension (PH) associated with interstitial lung disease (ILD) includes a diverse collection of up to 150 different pulmonary diseases, including interstitial pulmonary fibrosis, chronic hypersensitivity pneumonitis, connective tissue disease-related ILD, and chronic pulmonary fibrosis with emphysema (CPFE) among others. Any level of PH in ILD patients is associated with poor 3-year survival. A current estimate of PH-ILD prevalence in the United States is greater than 60,000 patients, though actual prevalence in many of these underlying ILD diseases is not yet known due to factors including underdiagnosis and lack of approved treatments until March 2021 when inhaled treprostinil was first approved for this indication.

About Liquidia Corporation

Liquidia Corporation is a biopharmaceutical company driven by science and compassion to revolutionize care for patients with challenging respiratory and vascular diseases through precise, innovative therapies and applications of its proprietary PRINT® technology. PRINT enabled the development of YUTREPIA® (treprostinil) inhalation powder for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD).  The company is also developing L606, an investigational extended-release formulation of treprostinil administered twice-daily with a next-generation nebulizer, and currently markets generic Treprostinil Injection for the treatment of PAH. To learn more about Liquidia, please visit www.liquidia.com.

Tyvaso®, Tyvaso DPI® and Remodulin® are registered marks of United Therapeutics Corporation.

Cautionary Statements Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our strategic and financial initiatives, our business strategy and plans and our objectives for future operations, are forward-looking statements.

Forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related submission contents and timelines, the timelines or outcomes related to patent litigation with United Therapeutics in the U.S. District Court for the District of Delaware and U.S. District Court for the Middle District of North Carolina, or other litigation between Liquidia and United Therapeutics or others, including rehearings or appeals of decisions in any such proceedings, the issuance of patents by the USPTO and our ability to execute on our strategic or financial initiatives, our estimates regarding future expenses, capital requirements and needs for additional financing, and potential revenue and profitability of YUTREPIA involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Our ability to maintain YUTREPIA’s approval and to continue commercialization of YUTREPIA remain subject to ongoing litigation in which United Therapeutics is seeking injunctive relief, which could block our ability to continue to sell YUTREPIA for one or both of PAH and PH-ILD. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the SEC, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

This press release and the accompanying tables include U.S. Generally Accepted Accounting Principals (GAAP) and non-GAAP financial measures. For a description of such non-GAAP financial measures, including the reasons for using such measures, and reconciliations of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the section entitled “About Non-GAAP Financial Information” below.

Contact Information

Investors:

Jason Adair

Chief Business Officer

919.328.4350

Jason.adair@liquidia.com

Media:

media@liquidia.com

Liquidia Corporation

Select Consolidated Balance Sheet Data

(in thousands)

	March 31,	December 31,
	2026	2025
Cash and cash equivalents	$222,786	$190,680
Total assets	$401,533	$327,934
Total liabilities	$292,954	$283,186
Accumulated deficit	$(573,451)	$(626,313)
Total stockholders’ equity	$108,579	$44,748

Liquidia Corporation

Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenues:
Product sales, net	$129,881	$—
Service revenue, net	2,984	3,120
Total revenue	132,865	3,120
Costs and expenses:
Cost of product sales	11,079	—
Cost of service revenue	773	1,517
Research and development	12,571	6,966
Selling, general and administrative	46,938	30,062
Total costs and expenses	71,361	38,545
Income (loss) from operations	61,504	(35,425)
Other income (expense):
Interest income	1,772	1,728
Interest expense	(6,494)	(4,670)
Total other expense, net	(4,722)	(2,942)
Income (loss) before income taxes	56,782	(38,367)
Income tax expense	3,920	—
Net income (loss) and comprehensive income (loss)	$52,862	$(38,367)
Net income (loss) per common share, basic	$0.60	$(0.45)
Net income (loss) per common share, diluted	$0.52	$(0.45)
Weighted average common shares outstanding, basic	88,006,244	85,172,696
Weighted average common shares outstanding, diluted	101,112,095	85,172,696

About Non-GAAP Financial Information

To supplement our financial results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release includes certain non-GAAP financial measures, such as Adjusted EBITDA. We believe the use of such non-GAAP financial measures provides investors with additional insight into our operational performance. While we compute non-GAAP financial measures using a consistent method from quarter to quarter and year to year, we may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

Adjusted EBITDA is a non-GAAP measure that represents net income for the period before the impact of interest income, interest expense, other income and expense, income taxes, depreciation and amortization, and certain items that impact comparison of the performance of our business either period-over-period or with other businesses.

Adjusted EBITDA should not be considered in isolation or as a substitute to net income or any other measure of financial performance calculated and presented in accordance with GAAP. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate them in the same manner as we calculate these measures.

For a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the table titled “Reconciliation of Non-GAAP Financial Information” below.

Liquidia Corporation

Reconciliation of Non-GAAP Financial Information

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended	Three Months Ended
	March 31,	December 31,
	2026	2025
Net income	$52,862	$14,555
Interest expense, net	4,722	5,232
Income tax expense	3,920	-
Depreciation and amortization	497	321
EBITDA	$62,001	$20,108
Stock-based compensation	9,217	7,206
Adjusted EBITDA	$71,218	$27,314